Exhibit 10.15

                     SECOND AMENDMENT TO PURCHASE AGREEMENT


     THIS SECOND AMENDMENT TO PURCHASE AGREEMENT ("First Amendment") is made as of the 28th day of August, 2001, by and between Waterton Rock, Limited, an Arkansas limited partnership ("Seller") and KelCor, Inc., a Missouri corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller and Buyer executed that certain Purchase Agreement dated as of July 10, 2001, as amended by that certain First Amendment to Purchase
Agreement dated August 9, 2001 (the "Original Contract") pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain parcel of land and improvements commonly known as The Landings at Rock Creek, located in Little Rock, Arkansas (the "Property"); and

     WHEREAS, the parties hereto desire to amend the Original Contract in accordance with the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. The foregoing recitals are hereby incorporated into this Second Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Original Contract. The Original
     Contract as hereby amended shall be referred to collectively as the "Contract" and all references in the Original Contract to "this Agreement", "the Agreement," or "herein" or similar terms shall mean the Original Contract, as amended by this First Amendment.

2. Lender Approval Period. Paragraph 3(D)(2) of the Original Contract is hereby modified to change the Lender Approval Period to September 21, 2001. If Buyer fails to obtain the Lender Approval by such date, Buyer shall have the right to terminate the Agreement in accordance with the terms of Paragraph 3(D)(2) or the right to extend the Closing Date as provided below.

3. Closing Date. Paragraph 3B of the Original Contract is hereby modified to change the Closing Date to September 28, 2001. Paragraph 3(D)(5) of the Original Contract is modified to provide that Buyer shall have the right extend the Closing Date for a period not to exceed thirty (30) days to the extent that Seller is diligently pursuing the Lender Approvals and the satisfaction of all the Lender requirements.


4. Counterparts; Facsimile Execution. The parties hereto agree that: (a) this Second Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Second


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     Amendment;  and (b) original signatures  transmitted via facsimile shall be acceptable for purposes of executing this Second Amendment. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten (10) days from the date hereof.

5.   Effect  of  Modification.  Except  as  expressly  modified  by this  Second
     Amendment, the terms and conditions of the Original Contract shall otherwise remain in full force and effect, without change.

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Second Amendment as of the date first above written.

SELLER:


WATERTON ROCK, LIMITED,
an  Arkansas limited partnership

By:      Waterton Rock Investors, Limited,
         an Arkansas limited partnership

                  By: SV L.L.C., an Illinois limited liability company Its general partner


                  By: /s/ Peter M. Vilim
                  Name:   Peter M. Vilim
                  Title:  Member

BUYER:

KelCor, INC.,
a Missouri corporation


By: /s/ David W. Pishny
Name:   David W. Pishny
Title:  Vice President